UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 31, 2022
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ALTERYX, INC.
(Exact Name of the Registrant as Specified in its Charter)
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Delaware	001-38034	90-0673106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3345 Michelson Drive,	Suite 400,	Irvine,	California	92612
(Address of Principal Executive Offices)				(Zip Code)
(888) 836-4274
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	AYX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 31, 2022, the Board of Directors of Alteryx, Inc. (the “Company”) appointed Paula Hansen, age 50, the Company’s current Chief Revenue Officer, to also serve as President of the Company, effective February 1, 2022. Upon appointment, Ms. Hansen’s title became President and Chief Revenue Officer of the Company.
Ms. Hansen has served as the Company’s Chief Revenue Officer, and has been in charge of the Company’s sales and business development functions, since May 2021. Prior to joining the Company, Ms. Hansen was the Chief Revenue Officer of SAP Customer Experience at SAP SE from February 2019 to May 2021. Ms. Hansen previously served in various roles at Cisco Systems, Inc. from April 2000 to February 2019, most recently as Vice President Sales, Global Enterprise Segment. Ms. Hansen holds a B.S. in electrical engineering from the Virginia Polytechnic Institute and State University.
There are no arrangements or understandings between Ms. Hansen and any other persons, pursuant to which she was appointed as President, no family relationships among any of the Company’s directors or executive officers and Ms. Hansen and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
On February 2, 2022, the Company and Scott Davidson, the Company’s Chief Operating Officer, agreed that Mr. Davidson would cease to serve as the Company’s Chief Operating Officer, effective as of March 16, 2022 (the “Separation Date”).
In connection with Mr. Davidson ceasing to serve as the Company’s Chief Operating Officer, the Company entered into a separation agreement (“Separation Agreement”) with Mr. Davidson, dated February 2, 2022, consistent with Mr. Davidson’s Severance and Change in Control Agreement, effective March 25, 2020, that provides for (i) severance in a lump sum payment which equals nine months of Mr. Davidson’s current base salary and (ii) upon Mr. Davidson’s timely election to continue health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) and consistent with the Company’s health insurance plan, monthly insurance premiums for a period of nine months following the Separation Date. The Separation Agreement includes a general release of claims in favor of the Company. The foregoing description of the Separation Agreement is qualified in its entirety by reference to the text of the Separation Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERYX, INC.

Date: February 3, 2022	By:	/s/ Christopher M. Lal
Christopher M. Lal
Chief Legal Officer and Corporate Secretary